Exhibit 99.2

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Ocean Biomedical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ocean Biomedical, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s working capital deficiency and anticipated losses from operations and its need to obtain additional capital raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 31, 2023

We have served as the Company’s auditor since 2020.

F-2

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2022
Assets
Current assets
Cash	$60	$34
Deferred offering costs	19	1,808
Total current assets	79	1,842
Total assets	$79	$1,842
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$6,562	$11,440
Accrued expenses-related party	179	445
Short term loans, net of issuance costs	—	776
Total current liabilities	6,741	12,661
Commitments and contingencies (Note 4)	—	—
Stockholders’ deficit
Common stock, $0.000001 par value; 180,564,262 shares authorized, 17,496,370 shares issued and outstanding as of December 31, 2021 and 2022
Additional paid-in capital	57,567	70,770
Accumulated deficit	(64,229)	(81,589)
Total stockholders’ deficit	(6,662)	(10,819)
Total liabilities and stockholders’ deficit	$79	$1,842

See accompanying notes to the consolidated financial statements

F-3

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2022
Revenue	$—	$—
Operating expenses
Research and development	33,933	8,409
General and administrative	28,412	7,712
Total operating expenses	62,345	16,121
Operating loss	(62,345)	(16,121)
Other income/(loss)	1	(1,238)
Net loss	$(62,344)	$(17,359)

Weighted-average number of shares outstanding used in computing net loss per share – basic and diluted	17,487,290	17,496,370
Net loss per share – basic and diluted	$(3.57)	$(0.99)

See accompanying notes to the consolidated financial statements

F-4

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

(in thousands, except share amounts)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Amount	Accumulated Deficit	Total Shareholders’ Deficit
Balance at December 31, 2020	17,454,542	$—	$—	$(1,885)	$(1,885)
Issuance of common stock	41,828	—	1,017		1,017
Stock-based compensation			56,550		56,550
Net loss				(62,344)	(62,344)
Balance at December 31, 2021	17,496,370	$—	$57,567	$(64,229)	$(6,662)
Issuance of warrants			824		824
Stock-based compensation			12,378		12,378
Net loss		—	—	(17,359)	(17,359)
Balance at December 31, 2022	17,496,370	$—	$70,770	$(81,589)	$(10,819)

See accompanying notes to the consolidated financial statements

F-5

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	For Year Ended December 31,
	2021	2022
Operating activities
Net loss	$(62,344)	$(17,359)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	56,550	12,378
Non-cash put option		250
Non-cash interest	—	929
Changes in operating assets and liabilities	4,741	2,809
Net cash used in operating activities	(1,053)	(993)
Investing activities
Net cash used in investing activities	—	—
Financing activities
Expenses paid by related party shareholder	96	232
Proceeds from issuance of common stock, net of issuance costs	1,017	—
Short term loans, net of issuance costs	—	735
Net cash provided by financing activities	1,113	967
Net increase in cash	60	(26)
Cash – beginning of year	—	60
Cash – end of period	$60	$34
Non-cash financing activities
Deferred offering costs not yet paid	$19	$1,808
Warrants issued related to short term loans	$—	$1,074
Short term loans issuance costs not yet paid	$—	$25

See accompanying notes to the consolidated financial statements

F-6

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Organization, Description of Business, and Going Concern

Ocean Biomedical, Inc. (the “Company”), a Delaware corporation, was founded on January 2, 2019. The Company is a biopharmaceutical company that is focused on discovering and developing therapeutic products in oncology, fibrosis, infectious diseases and inflammation.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Going Concern

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company had no cash inflows from operating activities for the year ended December 31, 2022. As of December 31, 2022, the Company had cash of $34 thousand and a working capital deficiency of $10.6 million. The Company’s current operating plan indicates it will incur losses from operations and generate negative cash flows from operating activities, given anticipated expenditures related to research and development activities and its lack of revenue generating ability at this point in the Company’s lifecycle. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

F-7

The Company will need to raise additional funds in order to advance its research and development programs, operate its business, and meet its future obligations as they come due. Based on the Company’s current operational plans and assumptions, the Company expects to use the net proceeds from the Backstop Agreement and future debt and equity financings, including possibly under the Common Stock Purchase Agreement, as well as further deferrals of certain of its accrued expenses and contingency payments due upon the closing of future financings to fund operations. Under the terms of the Backstop Agreement, the Company will receive proceeds from any sales by the backstop providers of shares of its common stock sold by them quarterly, after the end of each quarter. The Company expects to receive the first reports from the backstop providers in April, reporting the amount of shares they sold in the quarter ended March 31, 2023 and, if they sold any shares, corresponding payments of the proceeds of those repurchases. The Backstop Agreement prohibits the backstop providers from selling the Company’s shares of common stock that are subject to the restrictions set forth in the Backstop Agreement unless the Company’s common stock is trading above $10.34 per share, which means that no cash will be returned to the Company pursuant to any sales under the Backstop Agreement unless and until its common stock is trading above $10.34 and the backstop providers are otherwise able to sell their shares. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could utilize its available capital resources sooner than expected, in which case, the Company would need to raise more capital and sooner than expected. The Company cannot guarantee that it will be able to raise additional capital on reasonable terms or at all, that its common stock will trade above $10.34, permitting the backstop providers to sell shares under the Backstop Agreement, or that the backstop providers will sell any shares of the Company’s common stock held by them.

There is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Impacts of COVID-19 and Market Conditions on Our Business

We have been actively monitoring the COVID-19 situation and its impact globally. For the year ended December 31, 2022, the Company was not significantly impacted by COVID-19. Further, disruption of global financial markets and a recession or market correction, including as a result of the COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine and the related sanctions imposed against Russia, and other global macroeconomic factors such as inflation, could reduce the Company’s ability to access capital, which could in the future negatively affect the Company’s liquidity and could materially affect the Company’s business and the value of its common stock.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification and Accounting Standards Updates of the Financial Accounting Standards Board (“FASB”).

F-8

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all intercompany accounts and transactions. The subsidiaries were formed to organize the Company’s therapeutic programs in order to optimize multiple commercialization options and to maximize each program’s value.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, as applicable, including those related to accrued expenses, the fair values of the Company’s common stock, and the valuation of deferred tax assets. The Company bases its estimates using Company forecasts and future plans, current economic conditions, and information from third-party professionals that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources and adjusts those estimates and assumptions when facts and circumstances dictate.

The Company’s results can also be affected by economic, political, legislative, regulatory or legal actions. Economic conditions, such as recessionary trends, inflation, interest, changes in regulatory laws and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. The Company could also be affected by civil, criminal, regulatory or administrative actions, claims, or proceedings.

Cash, Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value and may include money market funds, U.S. Treasury and U.S. government-sponsored agency securities, corporate debt, commercial paper, and certificates of deposit. The Company had minimal cash or cash equivalents as of December 31, 2021 and 2022.

Concentrations of Credit Risk and Off-balance Sheet Risk

The Company has held minimal cash and cash equivalents since its inception and certain of its expenses have been paid for by the proceeds from the issuance of common stock and debt, and by the Company’s Founder and Executive Chairman.

The Company has no significant off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission. The Company’s future results of operations involve several other risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations. Such factors include, but are not limited to, uncertainty of results of clinical trials and reaching milestones, uncertainty of regulatory approval of the Company’s product candidates, uncertainty of market acceptance of the Company’s product candidates, competition from other products, securing and protecting intellectual property, strategic relationships and dependence on key employees and research partners. The Company’s product candidates require Food and Drug Administration (“FDA”) and other non-U.S. regulatory agencies approval prior to commercial sales. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, if approval was delayed, if approval was unable to be maintained, it could have a materially adverse impact on the Company.

Revenue

The Company has not generated any revenue from any sources since its inception, including from product sales. The Company does not expect to generate any revenue from the sale of products in the foreseeable future. If the Company’s development efforts for its product candidates are successful and result in regulatory approval, or license agreements with third parties, the Company may generate revenue in the future from product sales. However, there can be no assurance as to when revenue will be generated, if at all.

F-9

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for research activities, including the development of product candidates. Research and development costs are expensed as incurred. For the years ended December 31, 2021 and 2022, research and development expenses consist of expenses recognized for stock-based compensation and incurred for services agreements. Payments associated with licensing agreements to acquire exclusive licenses to develop, use, manufacture and commercialize products that have not reached technological feasibility and do not have alternate commercial use are expensed as incurred.

Deferred Offering Costs

Deferred offering costs, consisting of direct accounting fees, legal fees, regulatory fees, transfer agent fees, and printing costs directly related to the Business Combination are capitalized. The deferred offering costs will be reclassified to additional paid in capital upon completion of Business Combination. The amount is recorded as current assets in the consolidated balance sheets.

In October 2021, the Company expensed $3.4 million in deferred offering costs due to delays in timing of the Company’s proposed IPO. The amount was recorded as general and administrative expense for the year ended December 31, 2021. The Company deferred $19 thousand and $1.8 million as of December 31, 2021 and 2022, respectively, which is recorded as current assets in the Consolidated Balance Sheets. Additional deferred offering costs were incurred up to the Business Combination.

Income Taxes and Tax Credits

Income taxes are recorded in accordance with FASB ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards and research and development tax credit (“R&D Credit”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2021 and 2022, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred for the years ended December 31, 2021 and 2022.

Net Loss Per Share

Net loss per share is computed by dividing net loss attributed to common stockholders by the weighted-average number of shares of common stock outstanding during the period and, if dilutive, the weighted-average number of potential shares of common stock.

F-10

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company has had no unrealized gains or losses for the years ended December 31, 2021 and 2022.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Standards

The Company does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	For the year ended
(in thousands)	2021	2022
Accounting and legal fees	$5,931	$10,250
Research and development	394	544
Other	237	646
Total accounts payable and accrued expenses	$6,562	$11,440

4. Commitments and Contingencies

Short-term Loan Agreements

In February 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000. The Company was originally required to repay the Second Street Loan on the earlier of (i) 5 business days after the Company’s next financing or (ii) November 18, 2022. The Company recognized an expense of $250,000 for the put option.

In May 2022, the Company entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which the Company borrowed $200,000. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. The Company was originally required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after the Company’s next financing or (ii) November 18, 2022. The Company recognized an expense of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant.

On September 30, 2022, the Second Street Loan and Second Street Loan 2 were amended whereas the maturity date was extended from November 18, 2022 to December 30, 2022. The Company was required to repay the principal and accrued interest of the Second Street Loan and Second Street Loan 2 the earlier of (i) 5 business days after its next financing or closing of the business combination or (ii) December 30, 2022. In consideration of the extension, the Company issued to Second Street Capital, LLC a warrant to purchase 75,000 shares of the Company’s common stock with an exercise price of $10.20 per share exercisable until September 30, 2026. The Company recognized an expense of $435,075 for the warrants issued based on the estimated fair value of the awards on the date of grant. The Company recognized a total expense in the amount of $1,074,013 of which $250,000 was for the put option and $824,013 was for the warrants issued for the year ended December 31, 2022.

On December 30, 2022, the Second Street Loan and the Second Street Loan 2 were further amended to extend the maturity date to February 15, 2023. No additional warrants were issued to Second Street Capital, LLC in connection with the extension. The Second Street Loan and the Second Street Loan 2 were amended again and the Company is currently required to repay the loans on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) March 31, 2023.  In addition, an additional warrant was issued to purchase 75,000 shares of the Company’s common stock and a loan fee of $75,000 was charged.

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Leases

As of December 31, 2022, the Company is not a party to any leasing agreements.

F-11

License Fees

The Company entered into license agreements with its academic research institution partners. Under these license agreements, the Company is required to make annual fixed license maintenance fee payments. The Company is also required to make payments upon successful completion and achievement of certain milestones as well as royalty payments upon sales of products covered by such licenses. The payment obligations under the license and collaboration agreements are contingent upon future events such as achievement of specified development, clinical, regulatory, and commercial milestones. As the timing of these future milestone payments are not known, the Company has not included these fees in the consolidated balance sheets as of December 31, 2021 and 2022. Starting January 1, 2022, annual license maintenance fees in the amount of $3,000 are due for each of the four Elkurt/Brown licenses. For the year ended December 31, 2022, $12,000 was recorded as an expense in the Company’s financial statements. See Note 9, License Agreements.

Contingent Compensation

Under the amended management employment agreements, as of December 31, 2022, the Company has salaries and bonuses, collectively called contingent compensation, that are contingently payable based only upon the Company’s first cumulative capital raise of at least $50 million in the amount of $11.3 million.

These amounts will not be paid if the contingencies do not occur. Since the payment of obligations under the employment agreements are contingent upon these future events, which are not considered probable as such future events are deemed outside of the Company’s control, the Company has not included these amounts in its consolidated balance sheets.

Other Contingent Payments

The contingent payments of approximately $12.8 million are contingently payable based only upon the Company’s first cumulative capital raise of at least $50 million and consists of $11.3 million of contingent compensation and bonuses to certain members of senior management previously mentioned, $1.4 million of contingent vendor payments, and $0.1 million of related party expense.

These amounts will not be paid if the contingencies do not occur. Since the payment of obligations under the employment agreements are contingent upon these future events, which are not considered probable as such future events are deemed outside of the Company’s control, the Company has not included these amounts in its consolidated balance sheets.

5. Common Stock

The holders of common stock of the Company are entitled to dividends when and if declared by the board of directors. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. As of December 31, 2021 and 2022, the Company had 180.6 million authorized shares with a par value of $0.000001 per share. The Company’s founder and sole stockholder was issued 17,454,542 shares of the Company’s common stock (“Founders Shares”) upon the formation of the Company on January 2, 2019.

In December 2020, the sole stockholder of the Company contributed 100% of his Founders Shares to Poseidon Bio, LLC (“Poseidon”), which became the sole stockholder of the Company. In February 2021, Poseidon transferred 342,244 shares of the Company’s common stock back to the Company’s founder.

In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which the Company’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees of the Company were granted Class B unit profit interests in Poseidon. These profit interests grants in the Company’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of FASB ASC 718, Stock Compensation. As a result, the related transactions by the shareholder were pushed down into the Company’s consolidated financial statements. As of December 31, 2022, the Company’s founder held 100% of the voting power and 68% of the equity interests in Poseidon. See Stock-Based Compensation for Profit Interests in Poseidon section below.

In March 2021, the Company authorized the issuance of 42,176 shares of common stock in the Company to certain persons who were accredited investors (consisting of friends and family of the Company’s employees) at an aggregate offering price of $1.0 million. As of December 31, 2022, the Company has issued 41,828 shares of common stock at an aggregate offering price of $1.0 million of the total amounts approved. As of December 31, 2022, a total of 17,496,370 shares of common stock of the Company have been issued and Poseidon held 98% of the voting power of the Company.

On July 13, 2021, the Company implemented a 1-for-4 stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

F-12

On January 19, 2022, the Company implemented an 8-for-11 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 1, 2022, the Company implemented a 6-for-7 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 2, 2022, the Company implemented a 28-for-29 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

Stock-Based Compensation for Profit Interests in Poseidon

The Company recognizes compensation costs related to profit interests granted to employees, nonemployees and directors based on the estimated fair value of the awards on the date of grant. The Company estimates the grant date fair value and the resulting stock-based compensation expense using the Black-Scholes option-pricing model. The grant date fair value of the profit interests in Poseidon are recognized on a straight-line basis over the requisite service periods but accelerated to the extent that grants vest sooner than on a straight-line basis. Forfeitures are accounted for as they occur.

On February 22, 2021, 3,080,000 Class B profit interests were granted. The estimated fair value of a Class B profit interest in Poseidon at February 22, 2021, the grant date of the profit interests, was $22.26 per interest and was determined using an option-pricing model under which interests are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class, adjusted for a discount for the lack of marketability to account for a lack of access to an active public market. As of December 31, 2022, the profit interests were fully vested.

On April 20, 2022, an additional 25,500 fully vested Class B profit interests were granted to an executive. The estimated fair value of a Class B profit interest in Poseidon on the grant date was $7.03 per interest and was determined using an option-pricing model under which interests are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class, adjusted for a discount for the lack of marketability to account for a lack of access to an active public market. Currently, the Class B profit interests granted are fully vested. The stock-based compensation amount was included in the total amount recorded in the financial statements as of December 31, 2022.

The following assumptions were used to estimate the fair value of the profits interests that were granted on February 22, 2021:

Risk-free interest rate	0.11%
Fair value of common stock of the Company	$16.96
Expected dividend yield	—
Expected terms in years	2
Expected volatility	75%

The following assumptions were used to estimate the fair value of the profits interests that were granted on April 20, 2022:

Risk-free interest rate	2.10%
Fair value of common stock of the Company	$11.00
Expected dividend yield	—
Expected terms in years	8
Expected volatility	75%

As of December 31, 2022, there was $68.9 million of recognized compensation costs that has been fully amortized and there was no unrecognized compensation costs.

F-13

The stock-based compensation allocation was based upon the grantees vested interests and the amount of time spent in their respective operating department. The following table summarizes the allocation of stock-based compensation for the Profit Interests in Poseidon for the year ended December 31, 2021 and 2022:

(in thousands)	2021	2022
Research and development expense	$33,580	$8,231
General and administrative expense	22,970	4,147
Total stock-based compensation expense	$56,550	$12,378

Stock Options

In February 2021, the Company’s board of directors approved the Ocean Biomedical, Inc. 2021 Stock Option and Grant Plan (“2021 Stock Option and Grant Plan”) that reserves approximately 10% of unissued but authorized common stock shares. The 2021 Stock Option and Grant Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, and restricted stock units to employees, directors, officers, and consultants. As of December 31, 2022, no such options, awards or units have been granted.

Warrants

In February 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000. The Company recognized an expense in the amount of $250,000 for the put option and recorded the liability for the period ended December 31, 2022.

In May 2022, the Company entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which the Company borrowed $200,000. The Company issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this warrant. The Company recognized an expense of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant.

On September 30, 2022, the Second Street Loan and Second Street Loan 2 were amended whereas the maturity date was extended from November 18, 2022 to December 30, 2022. In consideration of the extension, the Company issued to Second Street Capital, LLC a warrant to purchase 75,000 shares of the Company’s common stock with an exercise price of $10.20 per share exercisable until September 30, 2026. The Company recognized an expense of $435,075 for the warrants issued based on the estimated fair value of the awards on the date of grant. The Company recognized a total expense in the amount of $1,074,013 of which $250,000 was for the put option and $824,013 was for the warrants issued for the year ended December 31, 2022.

6. Net Loss Per Share

For the year ended December 31, 2021, there were approximately $0.5 million of non-vested profit interests grants outstanding of potentially dilutive (anti-dilutive) securities that were excluded from the calculation of diluted net loss per share. For the year ended December 31, 2022, there were approximately $0.8 million of outstanding warrants that were excluded from the calculation of diluted net loss per share.

F-14

7. Income Taxes

Provision for income taxes

There is no provision for income taxes because the Company has incurred operating losses and capitalized certain items for income tax purposes since its inception and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the period differs from the amount that would result from applying the federal statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

	For the Year Ended
	December 31, 2021	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
Change in valuation allowance	(21.0)%	(21.0)%
Income tax provision (benefit)	0.0%	0.0%

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of net operating losses, tax credit carryovers, and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2021 and 2022, the Company’s deferred tax assets are the tax effects of amortization of organization and start-up costs, U.S. federal and state NOL carryforwards, and stock-based compensation.

The significant components of the net deferred tax assets are as follows (in thousands):

	December 31,	December 31,
	2021	2022
Deferred tax assets:
Organization and start-up costs	$324	$46
Net operating loss carryforwards	294	1,338
Stock-based compensation	11,876	14,475
Losses-put option and warrant issuance		226
Total deferred income tax assets	12,494	16,085
Valuation allowance	(12,494)	(16,085)
Deferred tax asset, net of allowance	$—	$—

The Company may be entitled to claim federal and state income tax credits for its 2020, 2021, and 2022 R&D activities, but these amounts have not yet been determined. Any R&D Credits generated by the Company in 2020, 2021, and 2022 would result in an additional deferred tax asset that would be subject to a full valuation allowance. Future changes in ownership may limit the utilization of R&D Credits due to Section 383 of the Internal Revenue Code of 1986, as amended, and similar provisions.

8. Other Income/(Expense)

Other income/(expense) consisted of the following (in thousands):

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2022

Interest Expense, net	$—	$(1,243)
Gain/(loss) on Foreign Currency	(1)	5
Total other income/(expense)	$(1)	$(1,238)

Interest expense includes interest expense of $170,255 related to the Second Street Capital LLC debt, loss on the put option right of $250,000, an expense on the issuance of warrants of $824,013 net of interest income of approximately $1,000.

F-15

9. License Agreements

Stanford University Agreement

On June 25, 2020, the Company entered into a Nonexclusive License Agreement for COVID-19 Related Technology, or the Stanford Agreement, with Stanford University, or Stanford. Under the Stanford Agreement, Stanford granted to the Company a nonexclusive license to Stanford’s rights in a licensed patent related to therapeutic applications for COVID-19 to make, have made, use, import, offer to sell, and sell licensed product. Under the Stanford Agreement, the Company was responsible for reimbursement of patent costs. To date, the Company incurred reimbursed patent costs expense in the amount of $23,247 of which $18,527 has been paid. There were no license or royalty fees under the Stanford Agreement, unless the Company exceeds a gross margin of 40% on the sale of licensed product in one or more Organization for Economic Cooperation and Development, or OECD, countries. At such time as the gross margin on the sale of licensed product in any OECD country exceeds 40% in a single calendar quarter, the parties will meet and determine appropriate additional financial consideration for Stanford, as well as the terms associated with such consideration. The Company may not sublicense under the Stanford Agreement.

The contract term was one year from March 3, 2021, with a potential one-year extension with Stanford’s consent, not to be unreasonably withheld, if the Company is meeting its milestone commitments. Milestone commitments include the Company diligently developing, manufacturing, and selling licensed product, diligently developing markets for licensed product, and initiating a Phase 2/3 or Phase 3 clinical trial for angiotensin 1-7 by March 3, 2022. Either party may terminate the Stanford Agreement in certain situations, including Stanford being able to terminate the Stanford Agreement if the Company is not diligently developing and commercializing licensed product or misses a milestone commitment. In addition, in the event of a change of control to that part of the Company’s business that exercises all of the rights granted under the Stanford Agreement, or if the Stanford Agreement is assigned to a third party, the Company will pay Stanford $100,000. On March 3, 2021, the Stanford Agreement was amended and restated so that Company’s subsidiary, Ocean Promise, Inc., became party to the license agreement, or the Restated Stanford Agreement. The Restated Stanford Agreement expired in accordance with its terms on March 3, 2022.

On April 14, 2022, The Company and Stanford entered into an Option whereas, Stanford grants Ocean a time-limited Option to acquire a nonexclusive license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory. This Option does not give Ocean any right to sell or offer to sell Licensed Product prior to entering into a definitive License Agreement. The Option also specifically excludes use of any Licensed Product in humans. The Option expired on October 14, 2022. As of December 31, 2022, the Agreement is terminated.

Elkurt/Brown License Agreements

On July 31, 2020, the Company entered into four separate Exclusive License Agreements, or the Initial Brown License Agreements, with Elkurt, Inc., or Elkurt, a licensee of Brown University. On March 21, 2021, the Company and Elkurt amended each of the Initial Brown License Agreements. Elkurt is a company formed by our scientific co-founders and members of our Board of directors, Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Initial Brown License Agreements, Elkurt grants us exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. On August 31, 2021, the Initial Brown License Agreements were amended to extend the date after which Elkurt can terminate the license agreements if the Company has not raised at least $10 million in equity financing by April 1, 2022. On March 25, 2022, the Initial Brown License Agreements were amended to extend those termination dates to May 1, 2022. On July 1, 2022, the Company amended the Initial Brown License Agreements to extend the termination dates to November 1, 2022 and acknowledge the accounts payable due and terms of payment.

F-16

On July 2, 2022, the Company amended the Initial Brown License Agreements to extend the termination dates of the Commercialization Plan of the license agreements to an additional two years. On August 25, 2022, the Company amended the four Initial Brown License Agreements to extend the termination dates to November 1, 2023 and to extend the termination dates of the Commercialization Plan of the license agreements from an additional two years to three years. For each of the Initial Brown License Agreements and amendments, the Company is required to pay Elkurt a maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid. In addition, beginning on January 1, 2022 and each year thereafter until January 1, 2027, the Company is required to pay an annual License Maintenance Fee of $3,000. Beginning on January 1, 2028, and every year thereafter the annual License Maintenance Fee shall become $4,000 per year. Upon successful commercialization, the Company is required to pay Elkurt between 0.5% to 1.5% of net sales based on the terms under the Initial Brown License Agreements. In addition, the Company must pay Elkurt, under each of the Initial Brown License Agreements, 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. As of December 31, 2022, the Company recorded annual License Maintenance fees of $12,000.

The Company will also pay Elkurt developmental and commercialization milestone payments for each of the Initial Brown License Agreements ranging from $50,000 for the filing of an Investigational New Drug Application, or IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. Ocean Biomedical is also responsible for reimbursement of patent costs. The Company recorded reimbursement of patent costs as general and administrative costs in the statements of operations as incurred. To date, the Company has incurred reimbursed patent costs expenses to Brown University in the amount of $340,190 of which $297,700 has been paid.

The contract term for each of the Initial Brown License Agreements and amendments continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate each of the Initial Brown License Agreements in certain situations, including Elkurt being able to terminate the Initial Brown License Agreements at any time and for any reason after November 1, 2023 if the Company has not raised at least $10 million in equity financing by then. For the oncology programs, three of the license agreements have been sublicensed to our subsidiary, Ocean Chitorx, Inc., and for the Fibrosis program, one license agreement has been sublicensed to our subsidiary, Ocean Chitofibrorx, Inc.

On September 13, 2022, the Company entered into an additional Exclusive License Agreement, or the Brown Anti-PfGARP Small Molecules License Agreement, with Elkurt, Inc., or Elkurt, a licensee of Brown University. Under the Brown Anti-PfGARP Small Molecules License Agreement, Elkurt grants the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in the field of malaria research.

For the Brown Anti-PfGARP Small Molecules License Agreement, the Company is required to pay Elkurt an initial license fee of $70,000, payable in two installments of $35,000 each on April 1, 2023 and June 30, 2023. Beginning September 13, 2023, the Company is obligated to pay Elkurt an annual license maintenance fee equal to (a) $3,000 until September 13, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. Upon successful commercialization, the Company is required to pay Elkurt 1.25% of net sales based on the terms under the Brown Anti- PfGARP Small Molecules License Agreement. In addition, the Company must pay Elkurt 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. We also are required to pay Elkurt $100,000 in the event that we or one of sublicensees sublicenses this technology to a major pharmaceutical company or if the license agreement or any sublicense agreement for this technology is acquired by a major pharmaceutical company. A major pharmaceutical company is one that is publicly traded, with market capitalization of at least $5 billion and has been engaged in drug discovery, development, production and marketing for no less than 5 years. As of December 31, 2022, for this Small Molecules License Agreement, no license fees have been recorded in the Company’s consolidated financial statements.

The Company will also pay Elkurt developmental and commercialization milestone payments pursuant to the Brown Anti-PfGARP Small Molecules License Agreement ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. Ocean Biomedical is also responsible for reimbursement of patent costs.

F-17

The contract term for the Brown Anti-PfGARP Small Molecules License Agreement continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate the Brown Anti-PfGARP Small Molecules License Agreement in certain situations, including Elkurt being able to terminate the Brown Anti-PfGARP Small Molecules License Agreement at any time and for any reason after November 1, 2023 if the Company has not raised at least $10 million in equity financing by then.

Elkurt/Rhode Island Agreement

On January 25, 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., or Elkurt, a licensee of Rhode Island Hospital. On April 1, 2021, September 10, 2021, March 25, 2022, July 1, 2022 and August 26, 2022, the Company and Elkurt amended the Rhode Island License Agreement. Under the Rhode Island License Agreement, as amended, Elkurt grants the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. The termination date is November 1, 2023.

For the Rhode Island License Agreement, the Company is required to pay Elkurt $110,000, due within 45 days of an equity financing of at least $10 million or November 1, 2023, whichever comes first, and beginning on January 1, 2022, an additional $3,000 annual maintenance fee thereafter, until January 1, 2028, at which point the annual maintenance fee will become $4,000 per year. The Company is also required to pay Elkurt 1.5% of net sales under the Rhode Island License Agreement. In addition, the Company must pay Elkurt 25% of all nonroyalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. The Company will also pay Elkurt developmental and commercialization milestone payments under the Rhode Island Agreement, ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. To date, the Company has incurred total reimbursed patent costs expenses to Rhode Island Hospital in the amount of $386,598 of which $131,986 has been paid.

The contract term for the Rhode Island License Agreement began February 1, 2020 and will continue until the later of the date on which the last valid claim expires or fifteen years. Either party may terminate the License Agreement in certain situations, including Elkurt being able to terminate the license agreement at any time and for any reason by November 1, 2023, if the Company has not raised at least $10 million in equity financing by then. Currently, the Rhode Island License Agreement is still in effect and the license agreement has been sublicensed to the Company’s subsidiary, Ocean Sihoma, Inc.

Teton Therapeutics, Inc.

On April 15, 2020, the Company entered into an Exclusive License Agreement (the “Teton License Agreement”) with Teton Therapeutics, Inc. (“Teton”). In February 25, 2021, the Company amended and restated this agreement in order to assign the program to a new subsidiary in the future. Pursuant to the Teton License Agreement, the Company obtained from Teton an exclusive license under certain patent rights, or the Teton Patents, and under certain data, expression and purification methods, information and other know-how, or the Teton Know-How, in each case relating to therapies for neurofibromatosis type 1 and 2 and schwannomatosis. Under such licenses that the Company obtained from Teton, or the Teton Licenses, the Company has the right to make, has made, market, offer for sale, use and sell in the field of therapeutics for each of neurofibromatosis type 1 and 2 and schwannomatosis on a worldwide basis any products or services that are either covered by the Teton Patents or incorporates or otherwise utilizes any Teton Know-How, or any materials that are sold in conjunction with any such products or services, in each such case, a Teton Product. The Company intends to form a subsidiary that will house this program, or the Ocean Teton Subsidiary.

Under the Teton License Agreement, after the date the Company forms the Ocean Teton Subsidiary, or the Ocean Teton Assignment Date, the Ocean Teton Subsidiary will develop and commercialize Teton Products in accordance with the development and commercialization plan, which will be mutually agreed upon with Teton.

F-18

In consideration for the rights conveyed by Teton under the Teton License Agreement, after the Ocean Teton Assignment Date, the Ocean Teton Subsidiary is obligated to reimburse Teton for all documented, out-of-pocket expenses incurred by Teton before the Teton Assignment Date, which expenses are $42,000. If the Company or the Ocean Teton Subsidiary, as applicable, grant any sublicenses under the Teton Licenses, the Company or the Ocean Teton Subsidiary, as applicable, are obligated to pay to Teton sublicense fees that are calculated on a tiered basis as a percentage of sublicense income including royalties and non-cash consideration, which percentage will differ based on whether the sublicense is executed prior to the fifth anniversary, between the fifth and eighth anniversary, or after the eighth anniversary of the effective date of the Teton License, with the percentage in each case in the low-double digits. The Ocean Teton Subsidiary is also required to issue to each of Teton and a certain group of its research personnel a number of shares of its stock representing ten percent (10%) of its outstanding capital stock on a fully diluted basis.

Under the Teton License Agreement, Teton retains control of the preparation, filing, prosecution and maintenance of the Teton Patents. The Ocean Teton Subsidiary is responsible for reimbursing Teton for all documented, out-of-pocket expenses incurred in performing such patent-related activities after the Teton Assignment Date but during the term of the Teton License Agreement.

Unless earlier terminated, the Teton License Agreement will terminate in its entirety upon the later of (a) the expiration of the last to expire valid claim of the Teton Patents covering any Teton Product, or (b) 20 years. The Company or the Ocean Teton Subsidiary, as applicable, may terminate the Teton License Agreement in its entirety at any time for convenience. Either party may terminate the Teton License Agreement in its entirety for the other party’s uncured material breach after an opportunity for the other party to cure such material breach. Teton may terminate the Teton License Agreement in its entirety immediately upon notice if the Company or the Ocean Teton Subsidiary notifies Teton that it has not elected to pursue development of the licensed rights or upon 30 days’ notice if the Ocean Teton Subsidiary fails to commence certain studies within a certain number of years after the assignment date to the Ocean Teton Subsidiary. Teton may also terminate the Teton License Agreement for the Company’s or the Ocean Teton Entity’s insolvency. If the Teton License Agreement is terminated by either party for any reason, the Teton Licenses will terminate and all rights thereunder will revert to Teton.

10. CMO Agreement

On December 31, 2020, the Company executed a Development and Manufacturing Services Agreement with Lonza AG and affiliate Lonza Sales AG (“Lonza”). The Company engaged Lonza pursuant to the development and manufacture of certain products and services along with the assistance in developing the product OCX-253. The agreement outlines the pricing for services and raw materials as incurred and payment terms. As of December 31, 2022, $543,691 has been incurred.

The Development and Manufacturing Services Agreement will terminate on December 31, 2025. Either party may terminate the agreement within 60 days after it becomes apparent to either party that it will not be possible to complete the services for a scientific or technical reason after a good faith effort is made to resolve such problems. The agreement may be terminated by either party, immediately for any uncured material breach, insolvency, or liquidation. In the event of termination, the Company will pay Lonza all costs incurred through the termination date.

11. Related Parties Transactions

License Agreements with Elkurt, Inc.

Elkurt/Brown License

In July, 2020, the Company entered into four separate Exclusive License Agreements, or the Brown License Agreements, with Elkurt, Inc., a licensee of Brown University. The Company amended each of the Brown License Agreements on March 21, 2021. Elkurt, Inc., is a company formed by the Company’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Brown License Agreements, Elkurt, Inc. grants to the Company exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. License fees are expensed as incurred as research and development expenses. Patent reimbursement fees are expensed as incurred as general and administrative expenses. On August 24, 2022 the Agreements were amended, thereby extending the termination date of each to November 24, 2023. As of December 31, 2022, the Company has incurred a total amount of $340,190 for patent reimbursement expenses to Brown that Elkurt, Inc., of which $297,700 has been paid on behalf of the Company. As of December 31, 2022, the amount due to Elkurt for the Brown License that is currently due to Brown is $54,490 consisting of (i) patent reimbursement expenses of $42,490 recorded as general and administrative costs and (ii) license maintenance fees in the amount of $12,000 recorded as research and development costs. In addition, $42,727 is currently due for patent reimbursement expenses that Elkurt has previously paid on behalf of the Company. The amounts were recorded as accounts payable-related party on the consolidated balance sheets.

F-19

Elkurt/Rhode Island Hospital License

In January 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., a licensee of Rhode Island Hospital. The Company amended the Rhode Island License Agreement on August 24, 2022 that extended the termination date to November 1, 2023. Under the Rhode Island License Agreement, Elkurt, Inc. grants to the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. As of December 31, 2022, the Company has incurred $386,598 for patent reimbursement expenses of which $131,986 has been paid. The amount due to Elkurt in the amount of $254,612 is included in accounts payable-related party on the consolidated balance sheets.

Transactions with Founder and Executive Chairman

As of December 31, 2021, the Company’s Founder and Executive Chairman had paid for certain general and administrative expenses totaling $93,769 on behalf of the Company. The amounts were recorded as accounts payable-related parties on the consolidated balance sheets. As of December 31, 2022, the amount was $92,919. The reduction of $850 was actually paid by the Company for state taxes in 2022. The amounts were recorded as accounts payable-related party on the consolidated balance sheets.

Transactions with Chief Accounting Officer

The Company’s Chief Accounting Officer previously provided consulting services to the Company with RJS Consulting, LLC, his wholly owned limited liability company through June 15, 2021, before becoming the Company’s Chief Accounting Officer. As of December 31, 2021 and 2022, the Company owed RJS Consulting, LLC $142,500. The amounts were recorded as accounts payable on the consolidated balance sheets and were expensed as accounting fees in general and administrative expenses in 2021.

12. Business Combination Agreement with Aesther Health Care Acquisition Corp. (“AHAC”)

On August 31, 2022, the Company and Aesther Healthcare Acquisition Corporation (“AHAC”) entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, that was amended on December 5, 2022, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). The Business Combination will be accounted for as a reverse recapitalization. See Note 14-Subsequent Events for terms and conditions of the Business Combination.

Merger Consideration

As consideration for the Merger, the holders of the Company’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of AHAC’s Class A common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which The Company’s transaction expenses exceed $6,000,000. “New Ocean Biomedical” refers to AHAC post-closing of the Business Combination of AHAC and Ocean Biomedical. In addition, post-closing holders of the Company’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the volume weighted average price (“VWAP”) of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

F-20

Warrants

The Company’s lender, Second Street Capital, LLC, has warrants for 450,000 shares of the Company’s common stock (“Ocean Warrants”). As a condition to closing the Business Combination, AHAC shall issue Second Street Capital, LLC a warrant for a number of shares of New Ocean Biomedical common stock equal to the economic value of the Ocean Warrants in exchange for the termination of the Ocean Warrants.

13. Backstop and Common Stock Purchase Agreements

Vellar Backstop Agreement

On August 31, 2022, in connection with the execution of the Business Combination Agreement, AHAC and Ocean Biomedical entered into the Vellar Backstop Agreement. The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it evidences Vellar’s intent to purchase shares from AHAC stockholders that elected to redeem their shares, and thus eliminates the need for AHAC to redeem and pay redeeming AHAC stockholders for their shares. This is intended to help AHAC obtain sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination.

Pursuant to the Vellar Backstop Agreement, Vellar has agreed to support the Transactions by purchasing up to 4,000,000 shares of AHAC Class A common stock in the open market (which, approximately, would be valued at $40,000,000) during the period in which AHAC stockholders can elect to redeem their shares, including from other AHAC stockholders who in the future elect to redeem their shares of AHAC Class A common stock during the redemption period (i.e., the period commencing upon the filing of the definitive proxy statement and ending two (2) business days prior to the Special Meeting) pursuant to AHAC’s redemption offer and subsequently revoke their elections to redeem their shares. None of the shares of AHAC Class A common stock purchased by Vellar may be voted in the Business Combination. AHAC has agreed to purchase those shares from Vellar on a forward basis at maturity (as further described below), but AHAC will not be required to purchase any shares of its Class A common stock from Vellar at a price higher than the redemption price offered to redeeming Public Stockholders before, during or after the redemption period. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account related to those shares. The prepayment date is the earlier of: (i) one business day after the Closing of the Business Combination or (ii) the date any assets from the Trust Account are disbursed following the Closing of the Business Combination. Vellar may but is not obligated to sell some or all of the shares subject to the forward transaction following the expiration of the redemption period (i.e., two (2) business days prior to the Special Meeting), after which those shares will no longer be subject to the forward transaction, and in such event Vellar will repay AHAC a portion of the prepayment amount relating to those shares from the sale proceeds equal to the number of shares sold by Vellar multiplied by the forward price (i.e., the lower of the redemption price, the then current forward price and the VWAP price for the last 10 trading days of the prior calendar month, but not lower than $5.00).

F-21

The Vellar Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Business Combination Agreement or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Vellar may require that New Ocean Biomedical repurchase all of the shares then being held by Vellar at a price equal to the redemption price (as determined in accordance with the AHAC Charter). Vellar will also be entitled to an additional $2.50 per share purchased with such amount being payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date AHAC is under no obligation to repurchase shares then being held by Vellar. Shares sold by Vellar to third parties prior to the maturity date shall cease to be subject to the forward transaction. Any such sale will trigger an obligation by Vellar to pay AHAC an amount equal to the product of (a) the number of shares sold by Vellar and (b) the forward price, which is defined in the Vellar Backstop Agreement as the lower of the redemption price (as determined in accordance with the AHAC Charter) and the VWAP price of the last ten trading days (but not lower than $5.00). If the Vellar Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Vellar, AHAC will be obligated to pay Vellar a break-up fee equal to $1 million and certain fees and expenses. AHAC will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Vellar after the Business Combination is complete until the maturity date. Vellar has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Vellar Backstop Agreement.

The Company expects to receive the first reports from the backstop providers in April 2023, reporting the amount of shares they sold for the period ended March 31, 2023 and, if they sold any shares, corresponding payments of the proceeds to those repurchased.

14. Subsequent Events

The Company has evaluated subsequent events through March 31, 2023, the date that these consolidated financial statements were issued. Except for the matters disclosed below, no additional subsequent events had occurred that would require recognition or disclosure in these consolidated financial statements.

On January 10, 2023, the Second Street Loan 2 was amended whereas increasing the loan amount from $200,000 to $400,000. A loan fee of $15,000 and a minimum return assessment fee of $35,000 were charged and paid from the $200,000 loan advance for net proceeds of $150,000. The Company was originally required to repay the principal and accrued interest of the Second Street Loan 2 the earlier of (i) 5 business days after its next financing or closing of the business combination or earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) February 15, 2023.

On March 1, 2023, but effective February 15, 2023, the Second Street Loan and Second Street Loan 2 were amended whereas the maturity date was extended from February 15, 2023 to March 31, 2023. The Company is required to repay the principal and accrued interest of the Second Street Loan and Second Street Loan 2 the earlier of (i) 5 business days after its next financing or closing of the business combination or (ii) March 31, 2023. In consideration of the extension, the Company issued to Second Street Capital, LLC a warrant to purchase 75,000 shares of the Company’s common stock with an exercise price of $10.34 per share exercisable until March 31, 2028. An extension fee of $75,000 was recorded in the Company’s financial statements for the period ended March 31, 2023. Currently, the Company and Second Street Capital, LLC are working on another amendment to extend the date.

Dated as of March 28, 2023, the Company entered into a Loan Agreement with McKra Investments III pursuant to which the Company borrowed $1,000,000. The Company issued a warrant to purchase 200,000 shares of the Company’s common stock, with an exercise price of $10.34 per share, exercisable until March 27, 2028. The Company will pay a $150,000 loan and convenience fee due upon repayment of the loan. Repayment of the loan is due the earlier (i) from the proceeds of the Convertible Debt instrument to be offered in April 2023 or (ii) 45 days from the date of the advance.

Dated as of March 29, 2023, the Company entered into a Loan Agreement with Second Street Capital, LLC pursuant to which the Company borrowed $1 million to pay certain accrued expenses. The loan bears interest at 15% per annum and is due within three business days of our next financing or receipt of proceeds from the Backstop Agreement or, if earlier, 45 days from the date of the advance. We issued warrants to the lender for 200,000 shares of the Company’s common stock, exercisable for five years at an exercise price of $10.34 and will pay $150,000 in loan fees at maturity.

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On February 10, 2023 AHAC and Legacy Ocean entered into an amended and restated Vellar Backstop Agreement with Vellar. Pursuant to the Backstop Agreement, Vellar agreed to support the Business Combination by purchasing up to 6,000,000 shares of the Class A common stock in the open market for up to $60,000,000, including from other stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of the Company’s redemption offer. The Company has agreed to purchase those shares from Vellar on a forward basis. The purchase price payable by the Company included a prepayment in the amount of the redemption price per share. The Vellar Backstop Agreement matures on the earlier to occur of (a) three years after the closing of the Merger Agreement (February 14, 2026) or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 30 out of 45 consecutive trading days is less than $4 per share. In addition, Vellar received $12,408,000 from the trust account holding the net proceeds from the sale of the units in the Aesther IPO (the “Trust Account’) and used it to purchase shares of the Class A common stock (the “Share Consideration Shares”) that otherwise would have been redeemed using funds from the Trust Account. These shares are not subject to the Vellar Backstop Agreement repurchase obligations. New Ocean Biomedical has the option to repurchase the Share Consideration Shares from Vellar at an aggregate price of $3,000,000 at any time during the first nine months after the earlier of (a) one business day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

If an event occurs causing the VWAP per shares to be at or above $20.00 per share for any 30 trading days during a 45 consecutive trading day-period and the aggregate trading volume in respect of such shares during the same 30-day period is at least the product of (a) three and (b) the difference of (x) the Number of Shares and (y) the Terminated Shares (each as defined in the Vellar Backstop Agreement), then New Ocean Biomedical can notify Vellar of such event and cause the Vellar Backstop Agreement to mature.

The Vellar Backstop Agreement calls for the adjustment of the Reset Price (as defined in the Vellar Backstop Agreement) on the first scheduled trading day of each month commencing on the first calendar month following the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the initial price per shares paid by Vellar for the shares and (c) the VWAP price per share of the last ten trading days of the prior calendar month, but not lower than $10.34. The Reset Price may be reduced further in connection with a dilutive offering undertaken by the New Ocean Biomedical. The Reset Price is relevant to the provision entitling New Ocean Biomedical to terminate the Vellar Backstop Agreement early (in whole or in part) and require Vellar to pay New Ocean Biomedical an amount equal to the product of (x) the number of shares the New Ocean Biomedical elects to terminate from the forward transaction and (y) the Reset Price as of the termination date.

At maturity, any remaining shares subject to the Backstop Agreement will be finally purchased by New Ocean Biomedical at maturity for an additional $2.50 per share. During the term of the Vellar Backstop Agreement, Vellar may elect to sell some or all of the shares subject to the Backstop Agreement after which those shares will no longer be subject to the Vellar Backstop Agreement, and in such event Vellar will repay the Company with a portion of the sale proceeds.

On February 12, 2023, AHAC, Legacy Ocean, and Vellar again amended and restated the original Vellar Backstop Agreement (the “Definitive A&R Backstop Agreement”). The Company clarifies that the change between the Definitive A&R Backstop Agreement and the original Vellar Backstop Agreement is that the maximum number of shares Vellar may purchase was increased from 6,000,000 to 8,000,000 in the Definitive A&R Backstop Agreement. Pursuant to the Backstop Agreement, Vellar agreed to purchase up to 8,000,000 shares of AHAC’s common stock in the open market for up to $80,000,000, including from other stockholders that elected to redeem and subsequently revoked their prior elections to redeem their shares, following the expiration of AHAC’s s redemption offer.

On February 13, 2023, AHAC, Vellar and Legacy Ocean entered into an assignment and novation agreement with Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP and Meteora Capital Partners, LP (collectively “Meteora”) (the “Meteora Agreement”), pursuant to which Vellar assigned its obligation as to 2,666,667 shares of common stock of the Company to be purchased under the Vellar Backstop Agreement to Meteora. In addition, on February 13, 2023, AHAC, Vellar and Legacy Ocean entered into an assignment and novation agreement with Polar Multi-Strategy Master Fund (“Polar”) (the “Polar Agreement”) pursuant to which Vellar assigned its obligations as to 2,000,000 shares of common stock of the Company to be purchased under the Vellar Backstop Agreement to Polar.

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On February 14, 2023, AHAC, Legacy Ocean and Polar entered into a subscription agreement in which Polar agreed to purchase 1,350,000 newly-issued shares of the Company’s common stock at a per share purchase price of $10.56 and an aggregate purchase price of $14,260,404 (the “Polar Subscription”). The Polar Subscription was the method by which Polar exercised its right to purchase “Additional Shares” pursuant to the Backstop Agreement to which Polar acquired a portion of the rights from Vellar pursuant to the Polar Agreement. The shares acquired by Polar as part of the Polar Subscription are subject to the restrictions for “Additional Shares” set forth in the Backstop Agreement.

On February 14, 2023 (the “Closing Date”), AHAC consummated the previously announced Business Combination pursuant to the Business Combination Agreement as amended. Pursuant to the Business Combination Agreement, as amended on the Closing Date, Merger Sub merged with and into Ocean Biomedical, Inc., with Ocean Biomedical, Inc., continuing as the surviving entity and a wholly-owned subsidiary of AHAC (the “Merger,” and, together with the other transactions and ancillary agreements contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), AHAC changed its name from “Aesther Healthcare Acquisition Corp.” to “Ocean Biomedical, Inc, and Ocean Biomedical, Inc., changed its name to “Ocean Biomedical Holdings, Inc.

On the Closing Date, in connection with the Closing:

● AHAC issued to the holders of Ocean Biomedical’s securities as of immediately prior to the Closing approximately 23,355,432 shares of the Company’s Class A common stock (with a per-share value of $10.00) with an aggregate value equal to $233,554,320, as adjusted as required by the Business Combination Agreement to take into account net working capital, closing net debt and Ocean Biomedical, Inc.,, transaction expenses, in exchange for all of the issued and outstanding capital stock of Ocean Biomedical, Inc.;

● the Sponsor’s 2,625,000 shares of AHAC’s Class B common stock converted on a one-for-one basis into 2,625,000 shares of AHAC’s Class A common stock pursuant to the Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”);

● AHAC issued to the Sponsor 1,365,000 additional shares of AHAC’s Class A common stock in connection with the Sponsor obtaining two (2) three-month extensions beyond the September 16, 2022 deadline to complete an initial business combination;

● all shares of AHAC’s Class A common stock were reclassified as common stock pursuant to the Company’s Amended Certificate; and

● New Ocean Biomedical issued to Second Street Capital, LLC (“Second Street”), Ocean Biomedical’s lender, three (3) warrants (the “Converted Ocean Warrants”) for the number of shares of New Ocean Biomedical’s common stock equal to the economic value of the Legacy Ocean warrants previously issued to Second Street in exchange for the termination of the Ocean Biomedical, Inc., warrants. The Converted Ocean Warrants are exercisable for a total of 511,712 shares of the Company’s common stock at an exercise price of $8.06 per share and 102,342 shares of New Ocean Biomedical’s common stock at an exercise price of $7.47 per share.

In addition, pursuant to Business Combination Agreement, the holders of Ocean Biomedical’s common stock shall be entitled to receive from the New Ocean Biomedical, Inc., in the aggregate, up to an additional 19,000,000 shares of the Company’s common stock (the “Earnout Shares”) as follows: (a) in the event that the volume-weighted average price (the “VWAP”) of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical’s common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical’s securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical’s common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, the holders of Ocean Biomedical’s securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical’s common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical’s common stock.

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Following the Business Combination Agreement, New Ocean Biomedical is subject to the terms and conditions of a Common Stock Purchase Agreement AHAC entered into with White Lion. Pursuant to the Common Stock Purchase Agreement, AHAC has the right, but not the obligation to require White Lion to purchase, from time to time, up to $75,000,000 in aggregate gross purchase price of newly issued shares of New Ocean Biomedical common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

New Ocean Biomedical is obligated under the Common Stock Purchase Agreement and the White Lion Registration Rights Agreement to file a registration statement with the SEC to register for the resale by White Lion, shares of common stock that New Ocean Biomedical may issue to White Lion under the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions, New Ocean Biomedical’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend for a period of two years. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, New Ocean Biomedical may notify White Lion when New Ocean Biomedical exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) $2,000,000, divided by the closing price of the New Ocean Biomedical common stock on Nasdaq preceding the Notice Date and (ii) a number of shares of Common Stock equal to the average daily trading volume multiplied by 67%.

New Ocean Biomedical may not sell, and White Lion may not purchase, shares of New Ocean Biomedical common stock that would result in White Lion Owning more than 9.99% of the outstanding common stock of New Ocean Biomedical.

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